Exhibit 1.1
HORSEHEAD HOLDING CORP.
Shares of Common Stock
FORM OF UNDERWRITING AGREEMENT
                                        , 2007
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
   as Representative of the several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, Virginia 22209
Dear Sirs or Madams:
          Horsehead Holding Corp., a Delaware corporation (the “Company”), and certain stockholders of the Company listed on Schedule I hereto (the “Selling Stockholders”), each confirms its agreement with each of the underwriters listed on Schedule II hereto (collectively, the “Underwriters”), for whom Friedman, Billings, Ramsey & Co., Inc. is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company and certain of the Selling Stockholders (the “Initial Selling Stockholders”) of [4,867,000] shares (the “Initial Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) in the respective numbers of shares set forth opposite the names of the Company and each such Initial Selling Stockholder in Schedule I hereto, and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule II hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of [730,050] additional shares of Common Stock to cover over-allotments (the “Option Shares”), if any, from the Company and certain other Selling Stockholders (the “Management Selling Stockholders”), in the respective numbers of shares of Common Stock set forth opposite the names of the Company and each such Management Selling Stockholder in Schedule I hereto, to the Underwriters, acting severally and not jointly, in the respective numbers of shares of Common Stock set forth opposite the names of each of the Underwriters listed in Schedule II hereto. The Initial Shares to be purchased by the Underwriters and all or any part of the Option Shares subject to the option described in Section 1(b) hereof are hereinafter called, collectively, the “Shares.”

          The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.
          The Company has filed with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-1 (No. 333-144295) including a related preliminary prospectus, for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”). The Company has prepared and filed such amendments to the registration statement and such amendments or supplements to the related preliminary prospectus as may have been required to the date hereof, and will file such additional amendments or supplements as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement, as amended at the time it was declared effective by the Commission (and, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), such registration statement as so amended) and including all information deemed to be a part of the registration statement pursuant to Rule 430A of the Securities Act Regulations or otherwise, is hereinafter called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement. Each prospectus included in the Registration Statement before it was declared effective by the Commission under the Securities Act, and the preliminary form of prospectus, subject to completion, dated [ ], 2007, as filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations, is hereinafter called the “Preliminary Prospectus.” The term “Prospectus” means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto.
          The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.
          The term “Disclosure Package” means (i) the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined herein), (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package.
          The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act Regulations. The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations.

          Each Selling Stockholder has executed and delivered a Custody Agreement (“Custody Agreement”) and a Power of Attorney (“Power of Attorney”), in each case substantially in the form attached hereto as Exhibit A, pursuant to which each Selling Stockholder that is a party thereto has placed the Initial Shares and Option Shares to be sold by it pursuant to this Agreement in custody and appointed the persons designated therein as attorneys in fact (the “Attorneys”) with the authority to execute and deliver a Custody Agreement and this Agreement on behalf of such Selling Stockholder and to take certain other actions with respect thereto and hereto.
          The Company, each of the Selling Stockholders and the Underwriters agree as follows:
1.	Sale and Purchase
(a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of Common Stock of $___, the Company agrees to sell to the Underwriters the number of Initial Shares set forth in Schedule I opposite its name and each Initial Selling Stockholder agrees to sell to the Underwriters the number of Initial Shares set forth in Schedule I opposite such Initial Selling Stockholder’s name, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Initial Selling Stockholders the number of Initial Shares set forth in Schedule II opposite such Underwriter’s name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.
(b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of Common Stock set forth in Section 1(a) above, the Company and each Management Selling Stockholder hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company and each Management Selling Stockholder in Schedule I hereto, all or any part of the Option Shares set forth in Schedule I opposite such party’s name, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time within such 30-day period only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representative to the Company and the Attorneys setting forth the aggregate number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (an “Option Closing Time”) shall be determined by the Representative, but shall not be later than three (3) full business days (or earlier, without the consent of the Company, than two (2) full business days) after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option

Shares, the Company and each Management Selling Stockholder will sell that number of Option Shares then being purchased and each of the Underwriters, acting severally and not jointly, will purchase the number of Option Shares that bear the same proportion to the total number of Option Shares then being purchased as the number of Initial Shares set forth in Schedule I opposite the name of the Company or such Initial Selling Stockholder bears to the total number of Initial Shares, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule II opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.
2.	Payment and Delivery
(a) Initial Shares. The Initial Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight (48) hours’ prior notice to the Company and the Initial Selling Stockholders shall be delivered by or on behalf of the Company and the Initial Selling Stockholders to the Representative, including, at the option of the Representative, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company and each of the Initial Selling Stockholders, upon at least forty-eight (48) hours’ prior notice. The Company will cause the certificates, if any, representing the Initial Shares to be made available for checking and packaging not later than 1:00 p.m. New York City time on the business day prior to the Closing Time (as defined below) with respect thereto at the office of the Representative, 1001 19th Street North, Arlington, Virginia 22209, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if the determination of the purchase price of the Initial Shares occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representative and the Company). The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”
(b) Option Shares. Any Option Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight (48) hours’ prior notice to the Company and the Management Selling Stockholders shall be delivered by or on behalf of the Company and the Management Selling Stockholders to the Representative, including, at the option of the Representative, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company and each of the

Management Selling Stockholders, upon at least forty-eight (48) hours’ prior notice. The Company will cause the certificates, if any, representing the Option Shares to be made available for checking and packaging at least twenty-four (24) hours prior to the Option Closing Time with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representative in the notice given by the Representative to the Company of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Company and the Representative may agree upon in writing.
3.	Representations and Warranties of the Company and the Selling Stockholders:
     A. The Company represents and warrants to the Underwriters as of the date hereof that:
     (a) the Registration Statement, as of its effective date and as of the date hereof, did not and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Prospectus, does not, as of the applicable filing date and will not, at the Closing Time and on each Option Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty shall not apply to any statement in or omission from the Registration Statement or the Prospectus made in reliance upon and in conformity with information concerning the Underwriters and furnished to the Company in writing by or on behalf of the Underwriters expressly for use therein (that information being limited to that described in the last sentence of Section 9(d) hereof) or concerning the Selling Stockholders and furnished by or on behalf of the Selling Stockholders expressly for use therein;
     (b) as of [_:_] (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not, and at the Closing Time and each Option Closing Time (if any), the Disclosure Package will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; as of [its issue date or] the date of first use and at all subsequent times through the Initial Sale Time, each Issuer Free Writing Prospectus, when considered together with the Disclosure Package as of the Initial Sale Time, did not and, at the Closing Time and each Option Closing Time (if any), each such Issuer Free Writing Prospectus, when considered together with the Disclosure Package, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty shall not apply to any statement in or omission from the Disclosure Package made in reliance upon and in conformity with information concerning the Underwriters furnished to the Company in writing by the Underwriters expressly for use therein (that information being limited to that described in the last sentence of Section 9(d) hereof) or concerning the Selling Stockholders and furnished by or on behalf of the Selling Stockholders expressly for use therein;
     (c) the Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in each of the Registration Statement, the Prospectus and the Disclosure Package and to execute and deliver this Agreement, and to consummate the transactions contemplated herein (including the issuance, sale and delivery of the Shares);
     (d) each of Horsehead Intermediary Corp., Horsehead Corporation and Chestnut Ridge Railroad Corp. (together with the Company, the “Company Group”) is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in each of the Registration Statement, the Prospectus and the Disclosure Package and to consummate the transactions contemplated herein, as applicable;
     (e) other than with respect to the members of the Company Group, the Company does not own or control, directly or indirectly, more than 2% of any capital stock or other equity securities of any other corporation or any ownership interest of more than 2% in any partnership, joint venture or other association;
     (f) the Company had, at the date indicated and at the Closing Time, the duly authorized capitalization set forth in both the Prospectus and the Disclosure Package under the caption “Capitalization” after giving effect to the adjustments set forth therein; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive right or other similar right of stockholders arising by operation of law, under the certificate of incorporation or bylaws of the Company, as amended, under any agreement to which the Company is a party or otherwise; all of the outstanding shares of capital stock of the members of the Company Group are directly or indirectly owned of record and beneficially by the Company; except as disclosed in or contemplated by both the Prospectus and the Disclosure Package, there are no outstanding (i) securities or obligations of the Company or any other member of the Company Group convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any member of the Company Group to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;
     (g) the Shares have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim of any third party, and the issuance, sale and delivery of the Shares by the Company are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under the articles of incorporation or bylaws of the Company, under any agreement to which the Company is a party or otherwise, other than as disclosed in the Registration Statement, the Prospectus and the Disclosure Package;
     (h) each member of the Company Group is duly qualified or licensed by, and is in good standing in, each jurisdiction (i) in which it conducts its business, or (ii) in which it owns or leases property or maintains an office, and in each case in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), or results of operations of the Company Group taken as a whole (a “Material Adverse Effect” or “Material Adverse Change”); except as disclosed in both the Prospectus and the Disclosure Package, no member of the Company Group is prohibited or restricted, directly or indirectly in any material respect, from paying dividends to the Company, or from making any other distribution with respect to such member’s capital stock or from repaying to the Company or any other member of the Company Group any amounts which may from time to time become due under any loans or advances to such member of the Company Group from the Company or such other member of the Company Group, or from transferring any such member’s property or assets to the Company or to any other member of the Company Group;
     (i) the Company and each other member of the Company Group is in compliance with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except as could not reasonably be expected to have a Material Adverse Effect;
     (j) each member of the Company Group has good and marketable title to all real and personal property material to such member’s business and reflected as an asset owned by them in the Registration Statement, the Prospectus and the Disclosure Package, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package or as could not reasonably be expected to have a Material Adverse Effect; any real property or personal property that is held under lease by each member of the Company Group and is material to such member’s business is held under a lease that is valid, existing and enforceable by such member of the Company Group, with such exceptions as are disclosed in the Registration Statement, the Prospectus and the Disclosure Package or as could not reasonably be expected to have a Material Adverse Effect, and no member of the Company Group has received any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company Group under any such lease or affecting or questioning the rights of the Company to the continued possession of the leased premises under such lease, in each case, which could reasonably be expected to have a Material Adverse Effect;

     (k) each member of the Company Group owns or possesses such licenses or other adequate rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”), as are necessary for it to conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package, and no member of the Company Group has received written notice of any infringement of or conflict with (and, upon due inquiry, no member of the Company Group knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect;
     (l) [each Issuer Free Writing Prospectus identified in Schedule III hereto, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement;]
     (m) the Company is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act Regulations or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations;
     (n) except for the Issuer Free Writing Prospectuses identified in Schedule III hereto, and any electronic road show relating to the public offering of shares contemplated herein, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representative, prepare, use or refer to, any Free Writing Prospectus;
     (o) the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriters for use in connection with the public offering of the Shares contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T or Rule 424 of the Securities Act Regulations;
     (p) the Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus; and each Issuer Free Writing Prospectus was preceded or accompanied by the most recent Preliminary Prospectus satisfying the requirements of Section 10 under the Securities Act, which Preliminary Prospectus included an estimated price range;
     (q) except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package, no member of the Company Group has violated, or received notice of any violation with respect to, any law, rule, regulation, order decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
     (r) each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission; and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information;
     (s) the Preliminary Prospectus when filed and the Registration Statement as of its effective date and as of the date hereof complied, and the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations;
     (t) neither any member of the Company Group nor, to the knowledge of any member of the Company Group, any officer, director, agent or employee acting on behalf of any member of the Company Group, has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended), (iii) except as would not have a Material Adverse Effect, engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and each member of the Company Group, (iv) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (v) made any other unlawful payment;
     (u) except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package, there are no outstanding loans or advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any member of the Company Group to or for the benefit of any of the officers, directors, affiliates or representatives of the Company Group or any of the members of the families of any of them; any outstanding loans or advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any member of the Company Group or to or for the benefit of any such persons will be repaid, satisfied or terminated, as the case may be, within 60 days after the Closing Time;
     (v) except as otherwise contemplated by this Agreement, no member of the Company Group has incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby;
     (w) no member of the Company Group is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) its certificate of incorporation, bylaws, or other organizational documents, as amended (collectively, the “Charter Documents”) or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which such member of the Company Group is a party or by which any of them or their respective properties may be bound or affected, except for such breaches or defaults which would not have a Material Adverse Effect;
     (x) the execution, delivery and performance by the Company of this Agreement, the issuance, sale and delivery of the Shares by the Company, and the consummation by the Company of the transactions contemplated hereby, and the compliance by each member of the Company Group with the terms and provisions hereunder will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Charter Documents of any member of the Company Group, (ii) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which any member of the Company Group is a party or by which it or its respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to any member of the Company Group, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults which have been validly waived or would not reasonably be expected to have a Material Adverse Effect or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of any member of the Company Group, except for any lien, charge, claim or encumbrance as would not reasonably be expected to have a Material Adverse Effect;
     (y) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof;
     (z) the Shares, when issued and delivered in accordance with the terms of this Agreement against payment therefore as provided herein, will, and the terms of this Agreement which are disclosed under the caption “Underwriting” do, conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and the Disclosure Package;
     (aa) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, or the issuance, sale and delivery of the Shares as contemplated hereby, including from the Federal Energy Regulatory Commission (“FERC”), other than (i) such as have been obtained or made, or will have been obtained or made at the Closing Time or the relevant Option Closing Time, as the case may be, under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”), (ii) such approvals as have been obtained in connection with the approval of the quotation of the Shares on the NASDAQ Stock Market (“Nasdaq”), (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters and (iv) any approvals that may be required by the FERC in connection with the status of any purchaser of Shares in this Offering as a “public utility” or “holding company” as such terms are defined in the Federal Power Act;
     (bb) the Shares have been approved for listing on the Nasdaq, subject to official notice of issuance; the Company has taken all necessary actions to ensure that, as of the Closing Time or within applicable grace periods thereafter, it will be in compliance in all material respects with all applicable corporate governance requirements set forth in the NASD’s Nasdaq Marketplace Rules (“Nasdaq Rules”) that are then in effect;
     (cc) each member of the Company Group has all necessary licenses, permits, certificates, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons required in order to conduct its respective business as described in the Prospectus and the Disclosure Package, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect; no member of the Company Group is in violation of, or in default under, any such license, permit, certificate, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to such member of the Company Group, the effect of which could reasonably be expected to have a Material Adverse Effect;

     (dd) each of the Registration Statement, the Prospectus and the Disclosure Package contain accurate summaries of all material contracts, agreements, instruments and other documents of the Company that are required to be described in a prospectus included in the Registration Statement (the “Material Contracts”); the copies of all Material Contracts (including material governmental licenses, authorizations, permits, consents and approvals and all material amendments or waivers relating to any of the foregoing) that have been previously furnished to the Representative or its counsel are complete in all material respects and genuine and include all material collateral and supplemental agreements thereto;
     (ee) other than as described in the Registration Statement, the Prospectus and the Disclosure Package, there are no actions, suits, proceedings, inquiries, labor disputes or investigations pending or, to the knowledge of any member of the Company Group, threatened against the Company or any other member of the Company Group, or any of their respective properties, directors, officers or affiliates at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency that would reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect;
     (ff) other than the Underwriters, the Company has not authorized anyone to make any representations regarding the offer and sale of the Shares, or regarding the Company in connection therewith; neither the Company nor any other member of the Company Group has received notice of any order or decree preventing the use of the Registration Statement, the Prospectus or the Disclosure Package or any amendment or supplement thereto, and no proceeding for that purpose has commenced or is pending or, to its knowledge, is contemplated;
     (gg) subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the Disclosure Package, and except as may be otherwise stated in such documents, there has not been (i) any event, circumstance or change that has, or could reasonably be expected to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company or any member of the Company Group, contemplated or entered into by any member of the Company Group, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by any member of the Company Group, other than in the ordinary course of business, which is material to such member of the Company Group, (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or any purchase by the Company of any of its outstanding capital stock, or (v) any material change in the indebtedness, other than in the ordinary course of business, or of the capital stock of any member of the Company Group;
     (hh) neither the Company nor any other member of the Company Group is, nor upon the sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, the Prospectus and the Disclosure Package under the caption “Use of Proceeds”, will be, an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended);
     (ii) (x) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement, and (iii) to the Company’s knowledge, are effective in all material respects to perform the functions for which they were established, and (y) the Company is not aware of (a) any significant deficiency or material weakness in the design or operation of its internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information to management and the Board of Directors, or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting;
     (jj) the Company and each other member of the Company Group maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
     (kk) the Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares;
     (ll) neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the Bylaws of the National Association of Securities Dealers, Inc. (the “NASD”)) any member firm of the NASD;
     (mm) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Charter Documents of the Company and the requirements of the Nasdaq;
     (nn) all securities issued by the Company, including any securities convertible into or exchangeable or exercisable for Common Stock, on or prior to the date hereof, have been issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the Company’s jurisdiction of incorporation and (iii) to the extent applicable, the requirements of the Nasdaq;
     (oo) no member of the Company Group or any of their respective directors, officers, representatives or affiliates have taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act, the Exchange Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
     (pp) each member of the Company Group carries, or is covered by, insurance (issued by insurers of recognized financial responsibility to the best knowledge of the Company) in such amounts and covering such risks as is appropriate for the conduct of their respective businesses and the value of the assets to be held by them upon the consummation of the transactions contemplated by the Registration Statement, the Prospectus and the Disclosure Package and as is customary for companies engaged in businesses similar to the business of the Company Group, all of which insurance is in full force and effect;
     (qq) the consolidated financial statements of the Company and its subsidiaries, including the notes thereto, included in the Registration Statement, the Prospectus and the Disclosure Package fairly present in all material respects the financial condition of the Company Group, taken as a whole, as of the respective dates thereof, and the results of their operations for the periods then ended, correctly reflect and disclose all extraordinary items required by U.S. generally accepted accounting principles to be disclosed therein, and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis and in accordance with Regulation S-X promulgated by the Commission, except as otherwise noted therein and except, in the case of unaudited financial statements, for the lack of footnote disclosure and the absence of normal year-end accruals; no other financial statements are required to be included in the Registration Statement, Prospectus or Disclosure Package;
     (rr) except as would not have a Material Adverse Effect, the Company and each other member of the Company Group is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any other member of the Company Group would have any liability; the Company and each other member of the Company Group has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Code; and each “pension plan” for which the Company and each other member of the Company Group would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;
     (ss) Grant Thornton LLP, who has certified certain financial statements included in each of the Registration Statement, the Prospectus and the Disclosure Package, whose reports with respect to such financial statements included in the Registration Statement, the Prospectus and the Disclosure Package are filed with the Commission as part of each of the Registration Statement, the Prospectus and the Disclosure Package and who have delivered the comfort letters referred to in Section 6(d) hereof, are independent certified public accountants with respect to the Company as required by the Securities Act and the Securities Act Regulations and are registered with the Public Company Accounting Oversight Board;
     (tt) neither the members of the Company Group, nor to any member of the Company Group’s knowledge, any employee or agent of any member of the Company Group, has made any payment of funds of any member of the Company Group or received or retained any funds in violation of any law, rule or regulation, including without limitation the “know your customer” and anti-money laundering laws of any jurisdiction;
     (uu) any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters as required by this Agreement shall be deemed a representation and warranty by each member of the Company Group to the Underwriters as to the matters covered thereby;
     (vv) the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Shares except for the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the Registration Statement;
     (ww) no relationship, direct or indirect, exists between the Company or any other member of the Company Group on the one hand, and the directors, officers, stockholders or customers of the Company or any other member of the Company Group on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Prospectus or the Disclosure Package, which is not so described;
     (xx) the Company and, to the knowledge of the Company, the executive officers and directors of the Company in their capacities as such, are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are effective and applicable to the Company as of the date hereof;

     (yy) except where such failure to file or pay an assessment or lien would not in the aggregate reasonably be expected to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (i) each member of the Company Group has accurately prepared and timely filed any and all federal, state, foreign and other tax returns that are required to be filed by it, if any, and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which such member of the Company Group is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), (ii) no deficiency assessment with respect to a proposed adjustment of any member of the Company Group’s federal, state, local or foreign taxes is pending or, to the best of the such member of the Company Group’s knowledge, threatened; (iii) since the date of the most recent audited financial statements, no member of the Company Group has incurred any liability for taxes other than in the ordinary course of its business; and (iv) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of any member of the Company Group; and
     (zz) except as described in the Registration Statement, the Prospectus and the Disclosure Package, or as would not in the aggregate reasonably be expected to have a Material Adverse Effect, (i) no member of the Company Group is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) each member of the Company Group has all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of any member of the Company Group, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any member of the Company Group, and (iv) to the knowledge of the members of the Company Group, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any member of the Company Group relating to Hazardous Materials or any Environmental Laws.

     B. Each Selling Stockholder, severally and not jointly, represents and warrants to the Underwriters that:
     (a) such Selling Stockholder has full power and authority, corporate or otherwise, to enter into this Agreement and the Custody Agreement and Power of Attorney to which it is a party. All authorizations and consents necessary for the execution and delivery by such Selling Stockholder of the Custody Agreement and Power of Attorney, and for the execution of this Agreement on behalf of such Selling Stockholder, have been given. Each of the Custody Agreement and Power of Attorney and this Agreement has been duly and validly authorized, executed and delivered by or on behalf of such Selling Stockholder and each of the Custody Agreement and Power of Attorney constitutes a valid and binding agreement of such Selling Stockholder and is enforceable against such Selling Stockholder in accordance with the terms thereof and hereof, except as may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by applicable laws and public policy considerations in respect thereof;
     (b) such Selling Stockholder now has, and at the Closing Time or the applicable Option Closing Time will have, (i) good and marketable title to or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims whatsoever (other than pursuant to the Custody Agreement and Power of Attorney), and (ii) full legal right and power, corporate or otherwise, and all authorizations and approvals required by law, to sell, transfer and deliver such Shares to the Underwriters hereunder and to make the representations, warranties and agreements made by such Selling Stockholder herein;
     (c) at the Closing Time or the applicable Option Closing Time, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder will have been fully paid or provided for by such Selling Stockholder and all laws imposing such taxes will have been fully complied with;
     (d) (i) with respect to the book-entry shares, assuming each Underwriter acquires its interest in the Shares to be sold by such Selling Stockholder without notice of any adverse claim (within the meaning of the UCC) and such Underwriter has paid the purchase price for such Shares and has had such Shares credited to the securities account of such Underwriter or a security intermediary (as defined in Section 8-102(14) of the UCC) on behalf of such Underwriter, (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) such Underwriter will have acquired a valid securities entitlement under Section 8-501 of the UCC to such Shares purchased by such Underwriter and (C) no action based on an adverse claim to such securities credited to such account, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against such Underwriter; and (ii) with respect to certificated shares, assuming each Underwriter acquires its interest in the Shares to be sold by such Selling Stockholder without notice of any adverse claim, (within the meaning of the UCC) and such Underwriter has paid the purchase price for such Shares and has had such Shares credited to the securities account of such Underwriter or a security intermediary (as defined in Section 8-102(14) of the UCC) on behalf of such Underwriter, (A) the Underwriters shall be “protected purchasers” of such Shares within the meaning of Section 8-303 of the UCC, (B) the Underwriters will acquire [good and valid title and] a valid security entitlement in respect of such Stock under Section 8-501 of the UCC, and (C) no action based on any adverse claim to such Shares whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the Underwriters;
     (e) the execution, delivery and performance of this Agreement, the Custody Agreement and Power of Attorney by or on behalf of such Selling Stockholder and the consummation of the transactions contemplated herein and therein by such Selling Stockholder, do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the formation, organizational or governing documents, if any, of such Selling Stockholder, (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Selling Stockholder is a party or by which it or its properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Selling Stockholder or its properties or assets, except in the case of (ii) and (iii) above, for any such conflict, breach or default as would not, individually or in the aggregate materially and adversely affect the ability of such Selling Stockholder to perform its obligations hereunder, under the Custody Agreement or under the Power of Attorney; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Selling Stockholder;
     (f) no approval, authorization, consent or order of or filing or registration with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required by the Selling Stockholder in connection with the Selling Stockholder’s execution, delivery and performance of this Agreement, the Custody Agreement and Power of Attorney by or on behalf of such Selling Stockholder, the consummation of the transactions contemplated herein and therein by or on behalf of such Selling Stockholder and the sale and delivery of the Shares, other than (i) such as have been obtained, or will have been obtained at the Closing Time or the relevant Option Closing Time, as the case may be, under the Securities Act and the Exchange Act, (ii) such filings to be made or approvals as have been obtained in connection with the approval of the quotation of the Shares on the Nasdaq and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

     (g) each Management Selling Stockholder (i) has carefully reviewed the representations and warranties of the Company contained in this Agreement and has no reason to believe that such representations and warranties are untrue or incorrect and (ii) is familiar with the Registration Statement, the Prospectus and the Disclosure Package and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, the Prospectus or the Disclosure Package which has had or may have a Material Adverse Effect;
     (h) such Selling Stockholder is not prompted to sell Shares based on any material, non-public information concerning the Company;
     (i) all material information with respect to such Selling Stockholder contained in each of the Registration Statement, the Prospectus and the Disclosure Package (as amended or supplemented, if the Company shall have filed with the Commission any amendment or supplement thereto) complied and will comply in all material respects with all applicable provisions of the Securities Act and the Securities Act Regulations, contains and will contain all statements of material fact required to be stated therein in accordance with the Securities Act and the Securities Act Regulations, and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading;
     (j) such Selling Stockholder, or any person acting on behalf of such Selling Stockholder, has not distributed and will not distribute any Free Writing Prospectus, preliminary prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares, except for any such distribution to which the Representative has consented in advance; and such Selling Stockholder, or any person acting on behalf of such Selling Stockholder, has not taken and will not take, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result in, under the Securities Act, the Securities Act Regulations or otherwise, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
     (k) the Shares to be sold hereunder by such Selling Stockholder have been placed in custody, for the purpose of making delivery of such Shares under this Agreement and under the Custody Agreement and Power of Attorney which appoints National City Bank, as custodian (the “Custodian”), for such Selling Stockholder; such Selling Stockholder agrees that the Shares held in custody for him, her or it under the Custody Agreement and Power of Attorney are for the benefit of and coupled with and subject to the interest hereunder of the Custodian, the Attorneys, the Underwriters, each other Selling Stockholder and the Company; that the arrangements made by such Selling Stockholder for such custody and the appointment of the Custodian and the Attorneys by such Selling Stockholder are irrevocable, except as otherwise provided therein; and that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death, disability, incapacity or liquidation of any Selling Stockholder or the occurrence of any other event, except as otherwise provided therein; if any Selling Stockholder should die, become disabled or incapacitated or be liquidated or if any other such event should occur before the delivery of the Shares hereunder, the Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and actions taken by the Attorneys and the Custodian pursuant to the Custody Agreement and Power of Attorney shall be as valid as if such death, liquidation, incapacity or other event had not occurred, regardless of whether or not the Custodian or the Attorneys, or either of them, shall have received notice thereof;
     (l) such Selling Stockholder has not relied upon the Representative or legal counsel for the Representative for any legal, tax or accounting advice in connection with the offering and sale of the Shares;
     (m) such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in both the Prospectus and the Disclosure Package under “Registration Rights;”
     (n) such selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus;
     (o) except as otherwise disclosed to the Underwriters in writing, such Selling Stockholder is not a member of or an affiliate of or associated with any member of the NASD; and
     (p) any certificate signed by any Selling Stockholder delivered to the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Selling Stockholder to each Underwriter as to the matters covered thereby.
4.	Certain Covenants:
     A. The Company hereby agrees with each Underwriter:
     (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under, or establishing an exemption from such qualification under, the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representative may designate and to maintain such qualifications or exemptions in effect as long as requested by the Representative for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation, to subject itself to taxation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares);
     (b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as reasonably practicable and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-effective amendment has become effective;
     (c) to prepare the Prospectus in a form approved by the Representative and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 a.m. (New York City time), on the business day following the date of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time)) on the second business day following the date of this Agreement or on such other day as the parties may mutually agree, to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;
     (d) to advise the Representative promptly and (if requested by the Representative) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;
     (e) to furnish a copy of each proposed Free Writing Prospectus to the Representative and counsel for the Underwriters and obtain the consent of the Representative prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto;
     (f) to comply with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable;
     (g) to advise the Representative immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, (iii) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, or (iv) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Shares contemplated herein; to advise the Representative promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Representative shall reasonably object in writing;
     (h) to furnish to the Underwriters for a period of three (3) years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, the NASD or any securities exchange and (iii) such other non-confidential information as the Underwriters may reasonably request regarding the Company and its subsidiaries, provided however, that the Company will not be required to furnish reports or other communications or information that is available on EDGAR or other publicly available electronic means;
     (i) to advise the Underwriters promptly of the happening of any event or development known to the Company within the time during which a prospectus relating to the Shares (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is required to be delivered under the Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Representative or counsel for the Underwriters, (i) would require the making of any change in the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares, or (iii) if it is necessary at any time to amend or supplement the Prospectus or the Disclosure Package to comply with any law and, during such time, to promptly prepare and furnish to the Representative copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representative may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is so delivered, be misleading or, in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement, or so that the Prospectus or the Disclosure Package will comply with the law;
     (j) to file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;
     (k) prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing;
     (l) to furnish promptly to the Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representative may reasonably request;
     (m) to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption “Use of Proceeds” in the Prospectus and the Disclosure Package;
     (n) to make generally available to its security holders and to deliver to the Representative as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations,) covering a period of 12 months beginning after the effective date of the Registration Statement;
     (o) to use its best efforts to list and maintain the quotation of the Shares on the Nasdaq, to file with the Nasdaq all documents and notices required by the Nasdaq of companies that have securities that are traded and quotations for which are reported by the Nasdaq and to comply in all material respects with the applicable corporate governance requirements set forth in the Nasdaq Rules in effect from time to time;
     (p) the Company and any of the officers and directors of the Company in their capacities as such will be in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are effective and applicable to the Company;
     (q) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

     (r) to refrain, from the date hereof until 180 days after the date of the Prospectus, without the prior written consent of the Representative, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by the Company at any time in the future of), any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or make any public announcement of any intention to do any of the foregoing. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) issuances of options to purchase Common Stock, shares of preferred stock or other equity-based awards pursuant to the Company’s benefit and equity incentive plans described in each of the Registration Statement, the Prospectus and the Disclosure Package, or (C) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Prospectus; provided, however, that if (x) during the last 17 days of the 180-day period described in this Section 4(A)(r), the Company issues an earnings release or material news or a material event relating to the Company occurs or (y) prior to the expiration of such 180-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Section 4(A)(r) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event. The Company will provide written notice to each officer, director and certain members of senior management of the Company described in Section 4(A)(t) of any event that would result in an extension of the 180-day period pursuant to this Section 4(A)(r) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, each such person described in Section 4(A)(t);
     (s) not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person (other than the Underwriters) any compensation for soliciting any order to purchase any other securities of the Company;

     (t) to cause each officer, director, certain members of senior management of the Company [and certain stockholders] to furnish to the Representative, prior to the Initial Sale Time, a letter or letters, substantially in the form of Exhibit B hereto;
     (u) that the Company shall obtain or maintain, as appropriate, customary Directors and Officers liability insurance;
     (v) [if, at any time during the 30-day period after the date of the Prospectus, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the reasonable opinion of the Representative, the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representative advising the Company to the effect set forth above, to forthwith prepare, consult with the Representative concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Representative, responding to or commenting on such rumor, publication or event]; and
     (w) that the Company will comply with all of the provisions of any undertakings in the Registration Statement.
     B. Each Selling Stockholder hereby agrees with each Underwriter:
     (a) to deliver to the Representative prior to the Closing Time a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person, within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”)) or Form W-9 (if the Selling Stockholder is a United States person, within the meaning of the Code);
     (b) if, at any time prior to the date on which the distribution of the Shares as contemplated herein and in the Prospectus and the Disclosure Package has been completed, as determined by the Representative, any information provided by or on behalf of such Selling Stockholder to the Company or the Underwriters becomes incorrect, such Selling Stockholder will promptly notify the Company and the Representative;
     (c) to deliver to the Company or the Underwriters such documentation, including the Power of Attorney substantially in the form set forth on Exhibit A, as the Company or the Underwriters or any of their respective counsel may reasonably request in order to effectuate any of the provisions of this Agreement; and
     (d) not to prepare or have prepared on its behalf or use or refer to any Free Writing Prospectus and not to distribute any written materials in connection with the offer or sale of the Shares.

5.	Payment of Expenses:
     (a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment) [and costs related to NetRoadshow], (ii) the preparation, issuance and delivery of the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Representative have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters related to such qualification), assuming that the Shares are approved for quotation on the Nasdaq and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) filing for review of the public offering of the Shares by the NASD, (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the inclusion of the Shares in the Nasdaq, (viii) the costs and expenses of the Company incurred in connection with the marketing of the Shares, including all “out of pocket” expenses, roadshow costs (regardless of the form in which the roadshow is conducted) and expenses, and expenses of Company personnel, including but not limited to commercial or charter air travel, local hotel accommodations and transportation, provided that the Company shall only be responsible for its pro rata share (based on the number of passengers) of the cost of any aircraft chartered in connection with the roadshow, (ix) all fees and disbursements of counsel and accountants for the Company, and (x) the performance of the Company’s other obligations hereunder. Upon the request of the Representative, the Company will provide funds in advance for filing fees.
     (b) [The Company/The Selling Stockholders and the Company, jointly and severally,] agree with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are otherwise specifically provided for herein, including, but not limited to, (i) fees and expenses of counsel and other advisors for such Selling Stockholders, (ii) fees and expenses of the Custodian and (iii) expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian).
     (c) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Stockholders shall be unable to perform its or their obligations under this Agreement, the Company also will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and disbursements of Underwriters’ counsel) and any other advisors, accountants, appraisers, etc. reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.
6.	Conditions of the Underwriters’ Obligations:
     The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on each Option Closing Time, as applicable, are subject to (i) the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders hereunder and under the Custody Agreement and Power of Attorney, in each case, on the date hereof and at the Closing Time and on each Option Closing Time, as applicable, (ii) the performance by the Company and the Selling Stockholders of their respective obligations hereunder and under the Custody Agreement and Power of Attorney and (iii) the satisfaction of the following further conditions at the Closing Time or on each Option Closing Time, as applicable:
     (a) The Company shall furnish to the Underwriters at the Closing Time and on each Option Closing Time an opinion of Kirkland & Ellis LLP, counsel for the Company, addressed to the Underwriters and dated the Closing Time and each Option Closing Time and in form and substance reasonably satisfactory to Akin Gump Strauss Hauer & Feld LLP, counsel for the Underwriters, in substantially the form attached hereto as Exhibit C.
     (b) Each Selling Stockholder marked with an asterisk on Schedule I shall furnish to the Underwriters at the Closing Time and on each Option Closing Time, as applicable, an opinion of counsel for such Selling Stockholder and its affiliates, addressed to the Underwriters and dated the Closing Time and each Option Closing Time, as applicable, and in form and substance reasonably satisfactory to Akin Gump Strauss Hauer & Feld LLP, counsel for the Underwriters, in substantially the form attached hereto as Exhibit D.
     (c) On the date of this Agreement and at the Closing Time and each Option Closing Time (if applicable), the Representative shall have received from Grant Thornton LLP letters dated the respective dates of delivery thereof and addressed to the Representative, in form and substance satisfactory to the Representative, containing statements and information of the type specified in AU Section 634 “Letters for Underwriters and Certain other Requesting Parties” issued by the American Institute of Certified Public Accountants with respect to the financial statements, including any pro forma financial statements, and certain financial information of the Company and the other members of the Company Group included in the Registration Statement, the Prospectus and the Disclosure Package, and such other matters customarily covered by comfort letters issued in connection with registered public offerings; provided, that the letters delivered at the Closing Time and each Option Closing Time (if applicable) shall use a “cut-off” date no more than three (3) business days prior to such Closing Time or such Option Closing Time, as the case may be.
     In the event that the letters referred to above set forth any changes in indebtedness, decreases in total assets or retained earnings or increases in borrowings, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representative deems such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Representative, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement.
     (d) The Representative shall have received at the Closing Time and on each Option Closing Time the favorable opinion of Akin Gump Strauss Hauer & Feld LLP, counsel to the Underwriters, dated the Closing Time or such Option Closing Time, addressed to the Representative and in form and substance satisfactory to the Representative.
     (e) The Registration Statement shall have become effective not later than 5:00 p.m., New York City time, on the date of this Agreement, or such later time and date as the Representative shall approve.
     (f) No amendment or supplement to the Registration Statement, the Prospectus or any document in the Disclosure Package shall have been filed to which the Underwriters shall have objected in writing prior to its filing unless such objection has been withdrawn.
     (g) Prior to the Closing Time and each Option Closing Time (i) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative; (iii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Prospectus and the Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (h) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such rule.
     (i) Between the time of execution of this Agreement and the Closing Time or the relevant Option Closing Time there shall not have been any Material Adverse Effect, and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of its subsidiaries, in each case, which in the Representative’s sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.
     (j) The Shares shall have been approved for inclusion in the Nasdaq.
     (k) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (l) The Representative shall have received lock-up agreements as set forth in Section 4(A)(t).
     (m) The Company shall have delivered to the Underwriters a certificate, executed by the Secretary of the Company and dated as of the Closing Time and each Option Closing Time (if any) as to (i) the resolutions adopted by the Company’s board of directors in form and substance reasonably acceptable to the Representative, (ii) the Company’s certificate of incorporation, as amended and (iii) the Company’s bylaws, as amended, each as in effect at the Closing Time and each Option Closing Time (if any).
     (n) The Company will, at the Closing Time and on each Option Closing Time, deliver to the Underwriters a certificate of its Chief Executive Officer and Chief Financial Officer, to the effect that: [substance to be agreed upon];
     (o) The Company and the Selling Stockholders, as applicable, shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in (i) the Registration Statement, the Prospectus and the Disclosure Package, (ii) the representations, warranties and statements of the Company contained herein, (iii) the representations, warranties and statements of the Selling Stockholders contained herein and in the Custody Agreement and Power of Attorney, (iv) the performance by the Company and the Selling Stockholders of their respective covenants contained herein and therein, (v) and the fulfillment of any conditions contained herein or therein, as of the Closing Time or any Option Closing Time, as the Underwriters may reasonably request.
7.	Termination:
     The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time or any Option Closing Time, if (i) any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, (ii) there has been since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, any Material Adverse Effect, [or any development involving a prospective Material Adverse Effect,] or material change in management of the Company or any Subsidiary, whether or not arising in the ordinary course of business, (iii) there has been a material disruption in the securities settlement, payment or clearance services in the United States, (iv) a banking moratorium shall have been declared either by the United States or New York State authorities, (v) there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in the judgment of the Representative, impracticable to market the Shares or enforce contracts for the sale of the Shares, (vi) trading in any securities of the Company has been suspended by the Commission or by Nasdaq, or if trading generally on the New York Stock Exchange or in the Nasdaq over-the-counter market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or the over-the-counter market or by order of the Commission or any other governmental authority, (vii) there has been any downgrade in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), (viii) any federal, state, local or foreign statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Representative, materially adversely affects or will materially adversely affect the business or operations of the Company, or (ix) any action has been taken by any federal, state, local or foreign government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Representative, could reasonably be expected to have a material adverse effect on the securities markets in the United States.
     If the Representative elects to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.
     If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.	Increase in Underwriters’ Commitments:
     If any Underwriter shall default at the Closing Time or on any Option Closing Time in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representative shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representative may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Sections 5 and 9 hereof shall at all times be effective and shall survive such termination.
     Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).
     If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Option Closing Time for a period not exceeding five (5) business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.
     The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the same effect as if such substituted Underwriter had originally been named in this Agreement.
9.	Indemnity and Contribution by the Company, the Selling Stockholders and the Underwriters:
     (a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon [(A) any breach of any representation, warranty or covenant of the Company contained herein,] (B) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (C) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or otherwise retain, or the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus and the Prospectus as amended or supplemented by the Company), (D) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction (domestic or foreign) in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”), (E) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (F) any omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except, [in the case of [(B)], (C), (D), (E) and (F) above only,] insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use in such Registration Statement, Prospectus, Issuer Free Writing Prospectus or Application. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Company may otherwise have.
     (b) Each Selling Stockholder, severally and not jointly, agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon [(A) any breach of any representation, warranty or covenant of such Selling Stockholder contained herein or in the Custody Agreement and Power of Attorney,] (B) any failure on the part of such Selling Stockholder to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (C) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, or the Prospectus, or any Application, (D) any omission or alleged omission to state a material fact required to be stated in such Registration Statement, or necessary to make the statements made therein not misleading, or (E) any omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except [in the case of [(B)],(C), (D) and (E), above], only insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by such Selling Stockholder to the Company expressly for use in such Registration Statement, Issuer Free Writing Prospectus, Prospectus or Application. Notwithstanding anything herein to the contrary, the indemnity agreement contained in this subsection (b) shall not require any such Selling Stockholder to reimburse the Underwriters in excess of the gross sale price of the Shares sold by such Selling Stockholder pursuant to this Agreement. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that the Selling Stockholders may otherwise have.
     (c) If any action is brought against an Underwriter or any such officer, director or controlling person in respect of which indemnity may be sought against the Company or any Selling Stockholder pursuant to subsection (a) or subsection (b) above, such Underwriter shall promptly notify the Company or such Selling Stockholder, as applicable, in writing of the institution of such action, and the Company or such Selling Stockholder, as applicable, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company or such Selling Stockholder, as applicable, will not relieve the Company or such Selling Stockholder, as applicable, of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such officer, director or controlling person unless the employment of such counsel shall have been authorized in writing by the Company or such Selling Stockholder, as applicable, in connection with the defense of such action, or the Company or such Selling Stockholder, as applicable, shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that counsel selected by the Company or such Selling Stockholder has a conflict of interest or there may be defenses available to it or them which are different from or additional to those available to the Company or such Selling Stockholder, as applicable, (in which case neither the Company nor such Selling Stockholder shall have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or the Selling Stockholder, as applicable, and paid as incurred (it being understood, however, that neither the Company nor any Selling Stockholder shall be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, neither the Company nor any Selling Stockholder shall be liable for any settlement of any such claim or action effected without its consent.
     (d) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company and each Selling Stockholder, their respective directors, officers and any person who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Selling Stockholder or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, or the Prospectus, or any Application, (B) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (C) any omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus, Prospectus or Application in reliance upon and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use therein. The statements set forth in [the paragraphs identified by [“Syndicate Short Sales,” “Stabilization” and “Passive Market Making”] under the section “Underwriting” in the Preliminary Prospectus, the Disclosure Package and the Prospectus] (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of this Section 9.
     (e) If any action is brought against the Company, any Selling Stockholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Selling Stockholder or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company, the Selling Stockholder or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Selling Stockholder or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representative.
     (f) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b), (c), (d) and (e) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company or the Selling Stockholders, as applicable, bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company, of the Selling Stockholders and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, by the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.
     (g) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (f)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and no Selling Stockholder shall be required to contribute any amount in excess of the gross sale price of the Shares sold by such Selling Stockholder pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.
10.	Survival:
     The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company and the Selling Stockholders contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter or by or on behalf of the Company, its directors and officers, the Selling Stockholders or any person who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company, each Selling Stockholder and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.
11.	Duties:
     Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriters with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations [or failure to perform such duties or obligations] with respect to the Shares as are specifically set forth in this Agreement. Each of the Company and the Selling Stockholders acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Selling Stockholders or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholders on other matters); and (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Stockholders and that the several Underwriters have no obligation to disclose any of such interests. The Company and each Selling Stockholder acknowledges that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’ performance of the duties and obligations expressly set forth herein. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Selling Stockholders may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.
12.	Notices:
     Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department, Fax: (710) 469-1090; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 300 Frankfort Road, Monaca PA, 15061; or if to a Selling Stockholder, at the address set forth on Schedule I hereto.
13.	Governing Law; Headings:
     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
14.	Parties at Interest:
     The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Selling Stockholders and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.
15.	Counterparts and Facsimile Signatures:
     This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

16.	Amendments and Waivers:
     Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.
17.	Successors
     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.
18.	Severability:
     In the event that any one or more of the provisions contained herein is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, but only to the extent that giving effect to such provision and the remaining provisions hereof is in accordance with the intent of the parties as reflected in the Agreement.
19.	Entire Agreement:
     This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and thereby, and this Agreement supersedes all prior agreements and understandings whatsoever relating to such matters and transactions.

     If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Selling Stockholders and the Underwriters.

Very truly yours,

HORSEHEAD HOLDING CORP.

By:
By: Title:

SELLING STOCKHOLDERS LISTED ON
SCHEDULE I ATTACHED HERETO

By:	Attorney-In-Fact

By:
By:
Title: Attorney-in-Fact
Accepted and agreed to as
of the date first above written:
FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:
Title:
For itself and as Representative of the other
Underwriters named on Schedule I hereto.

Schedule I

	Number of Initial	Number of Option
Names of Selling Stockholders	Shares to be Sold	Shares to be Sold
Initial Selling Stockholders

Alexandra Global Master Fund Ltd*	153,846	—

Eakin, Lindsay and Le Roy III—JTBE	11,538	—

Euro Pacific Investments Ltd	2,500	—

Fort Mason Master, L.P.	93,910	—

Fort Mason Partners, L.P.	6,090	—

JAM Investments, LLC	2,307	—

Magnetar Capital Master Fund, Ltd*	225,000	—

Ronald Black	26,500	—

Sun Horsehead, LLC	74,074	—

Whitebox Intermarket Partners, L.P.	100,000

Management Selling Stockholders

Ali Alavi[1]	—	29,798

Frank Vallelunga[1]	—	22,351

James A. Totera[1]	—	29,798

James M. Hensler[1]*	—	119,189

	Number of Initial	Number of Option
Names of Selling Stockholders	Shares to be Sold	Shares to be Sold
Robert Elwell[1]	—	29,798

Robert D. Scherich[1]	—	29,798

Thomas E. Janeck[1]		29,798

Thomas Pizzuti[1]	—	29,798

Total:	695,765	320,328

*	These Selling Stockholders will provide an opinion with respect to any Shares sold by them and their affiliates.

1.	Shares were acquired upon the exercise of options to purchase Common Stock.

Schedule II

Number of Initial
Underwriter	Shares to be Purchased

Friedman, Billings, Ramsey & Co., Inc.	[ ]

CIBC World Markets Corp.	[ ]

Raymond James & Associates, Inc.	[ ]

BMO Capital Markets Corp.	[ ]

Total	X,XXX,XXX

Schedule III
Issuer Free Writing Prospectuses

EXHIBIT A
FORM OF IRREVOCABLE POWER OF ATTORNEY OF SELLING
STOCKHOLDER AND CUSTODY AGREEMENT

Exhibit A-1

EXHIBIT B
FORM OF LOCK-UP LETTER

Exhibit B-1

EXHIBIT C
FORM OF ISSUER’S COUNSEL OPINION

Exhibit C-1

EXHIBIT D
FORM OF SELLING STOCKHOLDER’S COUNSEL OPINION

Exhibit D-1